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Exhibit 21

                    Subsidiaries of Vertex Interactive, Inc.


                                                             State or Country of
Subsidiary                                                   Incorporation
----------                                                   -------------

Data Control Systems, Inc.                                   New Jersey, USA

Positive Developments, Inc.                                  California, USA

Renaissance Software, Inc.                                   Delaware, USA

Vertex Interactive (UK), Ltd                                 United Kingdom

         Vertex Interactive (Ireland) Ltd                    Ireland

         Vertex Interactive (Mfg) Ltd                        Ireland

Vertex Support and Maintenance UK Ltd.                       United Kingdom

Trend Investments Ltd                                        Ireland

VTX GmbH                                                     Germany

         ICS International AG Systems                        Germany

                ICS France S.A.                              France

                ICS Netherlands BV                           The Netherlands

                ICS Italia Srl (51% owned)                   Italy

                ICS Identifikacni systemy a.s. (25% owned)   Czech Republic

VTX SARL                                                     France

Vertex Support and Maintenance Italia Srl                    Italy

Binas Beheer BV                                              Netherlands

                Binas Logistick BV                           Netherlands

DynaSys S.A.                                                 France

                DynaSys Ltd UK                               United Kingdom

                Adapta Systems Inc                           USA

Vertex Interactive Italia Srl                                Italy

VM Ltd                                                       United Kingdom